EXHIBIT 99(b)

                                ARBOR DRUGS, INC.
                             3331 W. Big Beaver Road
                                 Troy, Michigan
                                      48084

                   SOLICITED BY THE BOARD OF DIRECTORS FOR THE
                SPECIAL MEETING OF SHAREHOLDERS ON MARCH 31, 1998

The undersigned hereby (1) acknowledges receipt of the Notice of Special Meeting of Shareholders of Arbor Drugs, Inc., to be held March 31, 1998 at 10:00 a.m., local time, at The Troy Marriott, 200 W. Big Beaver Road, Troy, Michigan, and at any and all adjournments thereof, and the Proxy Statement/Prospectus furnished in connection therewith, and (2) appoints Eugene Applebaum and Markus M. Ernst as Proxies, each with the power to appoint his substitute, and hereby authorizes them to represent and to vote, as designated on the reverse side, all of the shares of Common Stock, $.01 par value, of ARBOR DRUGS, INC. held of record by the undersigned on March 3, 1998, at the Special Meeting of Shareholders.

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED SHAREHOLDER(S). IF NO DIRECTION IS GIVEN WITH RESPECT TO A PARTICULAR PROPOSAL, THIS PROXY WILL BE VOTED "FOR" SUCH PROPOSAL.


  PLEASE VOTE, DATE AND SIGN ON REVERSE AND RETURN PROMPTLY USING THE ENCLOSED ENVELOPE. NO POSTAGE IS NECESSARY IF MAILED IN THE UNITED STATES OF AMERICA.


HAS YOUR ADDRESS CHANGED?                  DO YOU HAVE ANY COMMENTS?

------------------------------------       ------------------------------------

------------------------------------       ------------------------------------

------------------------------------       ------------------------------------






  |X|     PLEASE MARK VOTES
          AS IN THIS EXAMPLE


        ---------------------------------------------------------------

                                ARBOR DRUGS, INC.
        ---------------------------------------------------------------



RECORD DATE SHARES:



Please be sure to sign and date this proxy.   Date:
                                                   --------------------------


---------------------------------------  -------------------------------------
       Shareholder sign here                   Co-owner Sign here.


DETACH CARD

1.  Proposal to approve and adopt the Agreement and      FOR   AGAINST   ABSTAIN
    Plan of Merger, by and among CVS Corporation, Red    |__|    |__|      |__|
    Acquisition, Inc., a Michigan corporation and wholly-owned subsidiary of CVS Corporation, and Arbor Drugs, Inc., dated as of February 8, 1998, and the transactions contemplated thereby.


2.  In their discretion, the proxies are authorized to   FOR   AGAINST   ABSTAIN
    vote upon such other matters as may properly come    |__|    |__|      |__|
    before the Special Meeting.

3.  Approval of any proposal to adjourn or postpone      FOR   AGAINST   ABSTAIN
    the meeting.                                         |__|    |__|      |__|


    If joint account, each owner must sign. Shareholder, please sign this proxy exactly as your name(s) appear(s) to the left, including the title "executor", "trustee", etc., if the same is indicated. If stock is held by a corporation, this proxy should be executed by a proper officer thereof.

Mark box at right if an address change or comment has been noted on the   |__|
reverse side of this card.

                                                                    DETACH CARD